Exbihit 4(a)(v)

Execution Version

***[This document has been redacted to remove personally identifiable information, including address, email and other contact details]***

9 February 2026

SMITH & NEPHEW PLC
as Company and Obligor

CITIBANK, N.A., LONDON BRANCH and CITIBANK, N.A.

as New Lenders

HSBC BANK PLC

as Facility Agent

HSBC BANK USA, NATIONAL ASSOCIATION

as Swingline Agent

DEED OF AMENDMENT

in respect of the facility agreement dated 20 October 2023

THIS DEED is made on 9 February 2026

BETWEEN:

(1)	SMITH & NEPHEW PLC (the Company and Obligor);
(2)	CITIBANK, N.A., LONDON BRANCH (the New RCF Lender);
(3)	CITIBANK, N.A. (the New Swingline Lender, and the New RCF Lender and the New Swingline Lender together, the New Lenders);
(4)	HSBC BANK PLC as facility agent under the Facility Agreement (the Facility Agent); and
(5)	HSBC BANK USA, NATIONAL ASSOCIATION as swingline agent under the Facility Agreement (the Swingline Agent).

WHEREAS:

(A)

This Deed is supplemental to and amends the facility agreement dated 20 October 2023 between, among others, the Company and the Facility Agent (the Facility Agreement) in order to (among other things) increase the Total Revolving Facility Commitments to include the commitments of the New Lenders.

(B)

Pursuant to clause 28 (Amendments and waivers) of the Facility Agreement, the Facility Agent is authorised to effect, on behalf of each Finance Party, any amendment or waiver permitted by that clause. The Facility Agent has confirmed to the Company that all of the Lenders have consented to the amendment of the Facility Agreement as contemplated by this Deed and accordingly the Facility Agent is authorised and has been instructed to execute this Deed on behalf of the Finance Parties.

IT IS AGREED:

1.	Interpretation
1.1	Definitions In this Deed:

Amended Facility Agreement means the Facility Agreement, as amended by this Deed;

Continuing Lender means each Lender listed in Part I (Revolving Facility Commitments) of Schedule 2 (Amended Lender Commitments) to this Deed which is a Lender (as defined in the Facility Agreement) immediately prior to the Effective Date;

Continuing Swingline Lender means each Lender specified as a “Swingline Lender” in Part II (Swingline Commitments) of Schedule 2 (Amended Lender Commitments) to this Deed which is a Swingline Lender (as defined in the Facility Agreement) immediately prior to the Effective Date;

Effective Date means the date on which the Facility Agent gives the notification referred to in Clause 4.1 (Conditions precedent) of this Deed;

Party means a party to this Deed.

1.2	Defined terms and construction

In this Deed, unless the context otherwise requires:

(a)	capitalised terms used but not defined in this Deed have the meaning given to them in the Amended Facility Agreement, as if the Effective Date has occurred;
(b)	references to clauses or schedules of the Amended Facility Agreement are to clauses or schedules of the Amended Facility Agreement as if the Effective Date has occurred, unless otherwise stated; and
(c)

the provisions of clause 1.2 (Construction) of the Amended Facility Agreement apply to this Deed as though they were set out in full in this Deed except that references therein to “this Agreement” are to be construed as references to this Deed.

2.	Amendment
2.1	With effect from the Effective Date, the Facility Agreement shall be amended as set out in Schedule 1 (Amendments to the Facility Agreement) to this Deed.
2.2

Except as varied by the terms of this Deed, the Facility Agreement will remain in full force and effect and any reference in any Finance Document to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Amended Facility Agreement, or that provision, as amended by this Deed.

3.	Changes to the Parties and Commitments
3.1	With effect from the Effective Date:
(a)	the Commitments under the Facility Agreement shall be as set out in Schedule 2 (Amended Lender Commitments) to this Deed:
(i)	the Revolving Facility Commitment of each Continuing Lender shall be as set out opposite its name in Part I (Revolving Facility Commitments) of Schedule 2 (Amended Lender Commitments);
(ii)	the Swingline Commitment of each Continuing Swingline Lender shall be as set out opposite its name in Part II (Swingline Commitments) of Schedule 2 (Amended Lender Commitments);
(iii)	the New RCF Lender shall become a Lender for the purposes of the Amended Facility Agreement with a Revolving Facility

Commitment in the amount set out opposite its name in Part I (Revolving Facility Commitments) of Schedule 2 (Amended Lender Commitments);

(iv)

the New Swingline Lender shall become a Swingline Lender for the purposes of the Amended Facility Agreement with a Swingline Commitment in the amount set out opposite its name in Part II (Swingline Commitments) of Schedule 2 (Amended Lender Commitments); and

(v)

the New Lenders agree to assume and will assume all of the obligations corresponding to their respective Commitments specified in Schedule 2 (Amended Lender Commitments) (the Relevant Commitments) as though each New Lender had been an Original Lender under the Agreement in respect of the Relevant Commitments.

(b)	The New RCF Lender confirms that:
(i)	it is a Qualifying Lender (other than a Treaty Lender); and
(ii)

the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

(c)	The New Swingline Lender confirms that:
(i)	it is a Treaty Lender; and
(ii)

it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, that its reference number is 13/C/62301/DTTP, that it is tax resident in the USA, and notifies the Company that the relevant Borrower must make an application to HMRC under form DTTP2 within 30 days of the Transfer Date.

(d)	The administrative details of each New Lender for the purposes of this Deed and the Amended Facility Agreement are set out on its signature page.
4.	Conditions precedent
4.1

The Facility Agent shall notify the Company and the Lenders upon it being satisfied that it has received each of the documents and evidence listed in Schedule 3 (Conditions Precedent) to this Deed in form and substance satisfactory to the Facility Agent.

4.2	The Facility Agent shall notify the Company and the Lenders as soon as reasonably practicable upon being satisfied in accordance with Clause 4.1 above.
4.3

Other than to the extent that the Majority Lenders notify the Facility Agent to the contrary in writing prior to it giving the notification described in Clause 4.1 above, the Lenders authorise (but do not require) the Facility Agent to give such notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

5.	Representations

The Repeating Representations are made by the Company (by reference to the facts and circumstances then existing) on the Effective Date, in each case as if references to the Facility Agreement are references to this Deed and the Amended Facility Agreement.

6.	Effect of amendment
6.1	This Deed is a Finance Document.
6.2	The Facility Agreement and this Deed will, from the Effective Date, be read and construed as one document.
6.3	Except as otherwise provided in this Deed, the Finance Documents remain in full force and effect.
6.4

Except to the extent expressly waived in this Deed, no waiver is given by this Deed, and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

7.	Incorporation of terms

The provisions of clauses 33 (Severability) and 37 (Notices) of the Facility Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Facility Agreement are to be construed as references to this Deed.

8.	Counterparts

This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

9.	Governing law and jurisdiction
9.1	This Deed and any non-contractual obligations arising out of or in relation to this Deed are governed by English law.
9.2	The provisions of clause 41 (Enforcement) of the Facility Agreement shall apply to this Deed as they apply to the Facility Agreement.

Each party intends this Deed to take effect as a deed, and confirms that it is executed and delivered as a deed on the date stated at the beginning of this Deed, notwithstanding the fact that any one or more of the parties may only execute this Deed under hand.

Schedule 1

Amendments to the Facility Agreement

1.	Delete the definition of “Total Revolving Facility Commitments” in Clause 1.1 (Definitions) and replace with:

“Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being US$1,125,000,000 at the 2026 Amendment Date;”

2.	Include the following definitions in Clause 1.1 (Definitions):

“2026 Amendment Date means the “Effective Date” under and as defined in the 2026 Amendment Deed;”

“2026 Amendment Deed means the amendment deed dated 9 February 2026 in respect of this Agreement;”

3.	Delete the definition of “Finance Document” in Clause 1.1 (Definitions) and replace with:

“Finance Document means:

(a)	this Agreement;
(b)	the 2026 Amendment Deed;
(c)	any Fee Letter;
(d)	any Transfer Certificate;
(e)	any Accession Agreement;
(f)	any Resignation Request;
(g)	any Increase Confirmation;
(h)	any Extension Notice;
(i)	any Compounding Methodology Supplement;
(j)	any Reference Rate Supplement; and
(k)	any other document designated as such by the Facility Agent and the Company;”
4.	Amend the definition of “Revolving Facility Commitment” in Clause 1.1 (Definitions) so that it reads in full as follows (replacing the current definition):

“Revolving Facility Commitment means:

(a)  in relation to a Lender listed in Part I (Revolving Facility Commitments) of Schedule 2 (Amended Lender Commitments) to the 2026 Amendment Deed, the amount in US dollars set opposite its name under the heading ‘Revolving Facility Commitment (US$)’ in that schedule and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)  in relation to any other Lender, any amount in US dollars of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement;”

5.	Amend the definition of “Swingline Commitment” in Clause 1.1 (Definitions) so that it reads in full as follows (replacing the current definition):

“Swingline Commitment means:

(a)  in relation to a Swingline Lender listed in Part II (Swingline Commitments) of Schedule 2 (Amended Lender Commitments) to the 2026 Amendment Deed, the amount in US dollars set opposite its name under the heading ‘Swingline Commitment (US$)’ in that schedule and the amount of any other Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)  in relation to any other Swingline Lender, the amount of any Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement;”

6.	Include the following definition of “Listing Rules” in Clause 1.1 (Definitions):

“Listing Rules means the listing rules promulgated by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000 and referred to in section 73A(2) of that Act as set out in the FCA Handbook;”

7.	Amend Clause 21.8 (Disposals) by deleting paragraph (c)(vi) in its entirety and replace it with:

“(vi) which would not constitute a “significant transaction” for the purposes of the Listing Rules;”.

Schedule 2

Amended Lender Commitments

Part I (Revolving Facility Commitments)

Name of Lender	Revolving Facility Commitment (US$)	Facility Office
Bank of America, N.A., London Branch	125,000,000	Bank of America, N.A., London Branch, 2 King Edward St, London EC1A 1HQ, United Kingdom
Bank of China Limited, London Branch	125,000,000	Bank of China Limited, London Branch
BNP Paribas, London Branch	125,000,000	BNP Paribas, London Branch
HSBC Bank plc	125,000,000	HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom
JPMorgan Chase Bank, N.A., London Branch	125,000,000	JPMorgan Chase Bank, N.A., London Branch
Mizuho Bank, Ltd.	125,000,000	Mizuho Bank, Ltd.
Societe Generale, London Branch	125,000,000	Societe Generale, London Branch, One Bank Street, London E14 4SG
Sumitomo Mitsui Banking Corporation, London Branch	125,000,000	Sumitomo Mitsui Banking Corporation, London Branch
Citibank, N.A., London Branch	125,000,000	Citibank, N.A., London Branch, 33 Canada Square, London, E14 5LB
Total:	1,125,000,000

Part II	(Swingline Commitments)
Name of Swingline Lender	Swingline Facility Commitment (US$)	Facility Office
Bank of America, N.A.	31,250,000	100 North Tryon Street, Charlotte, NC 28235
BNP Paribas, London Branch	31,250,000	BNP Paribas, London Branch
HSBC Bank plc	31,250,000	HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom
JPMorgan Chase Bank, N.A.	31,250,000	JPMorgan Chase Bank, N.A.
Mizuho Bank, Ltd.	31,250,000	Mizuho Bank, Ltd.
Societe Generale, London Branch	31,250,000	Societe Generale, London Branch, One Bank Street, London E14 4SG
Sumitomo Mitsui Banking Corporation, London Branch	31,250,000	Sumitomo Mitsui Banking Corporation, London Branch
Citibank, N.A.	31,250,000	Citibank, N.A., 388 Greenwich Street, New York New York, US 10013
Total:	250,000,000

Schedule 3

Conditions precedent

1.	Formalities certificates: A certificate from the Company signed by an authorised signatory attaching:
(a)

copies of its constitutional documents or confirming that such constitutional documents as delivered to the Facility Agent pursuant to the Facility Agreement are still in full force and effect and have not been amended since the date of their delivery;

(b)

a copy of a resolution of the board of directors of the Company or a certified extract from the minutes of a meeting of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Deed; and

(c)

a specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of this Deed or any Finance Document or to sign or send any document or notice in connection with this Deed or any Finance Document;

and confirming that:

(i)	each copy document provided under this paragraph 1 of this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Deed; and
(ii)	that utilising the Total Revolving Facility Commitments (as increased pursuant to this Deed) in full would not breach any borrowing or guaranteeing limit binding on it.
2.

Legal opinion: A legal opinion of Allen Overy Shearman Sterling LLP, as legal advisers to the Facility Agent in England, substantially in the form delivered on the signing of the Facility Agreement (with such amendments as the Facility Agent may reasonably require to reflect the entry into of this Deed and the accession of any New Lender).

3.

Know-your-customer: Evidence satisfactory to the Facility Agent that each Lender has complied with the requirements of Clause 20.5(b) (“Know Your Customer” checks) of the Facility Agreement in connection with this Deed and the accession of the New Lenders.

SIGNATORIES TO THE AMENDMENT DEED

The Company

EXECUTED as a DEED for and on behalf of	Signed:	/s/ John Rogers
SMITH & NEPHEW PLC by a director and the secretary
	Print name:	John Rogers

Director

	Signed:	/s/ Helen Barraclough

	Print name:	Helen Barraclough

Secretary

[RCF Amendment Deed – Signature Page]

The Facility Agent		HSBC BANK PLC by its attorney

SIGNED as a deed by HSBC BANK PLC on behalf of Continuing Lenders, by its attorney

Natalie Gibbons		/s/ Natalie Gibbons

In the presence of:

Witness’s Signature /s/ Kevin Gibbons

Name:	Kevin Gibbons

Address:	[***]

[***]

[***]

[RCF Amendment Deed – Signature Page]

The Swingline Agent		HSBC BANK USA, NATIONAL ASSOCIATION by its attorney

SIGNED as a deed by HSBC BANK USA, NATIONAL ASSOCIATION on behalf of Continuing Swingline Lenders, by its attorney

Anita B. Ram		/s/ Anita B. Ram

In the presence of:

Witness’s Signature: /s/ Daniel Gonzalez

Name:	Daniel Gonzalez

Address:	[***]

[***]

[***]

[RCF Amendment Deed – Signature Page]

The New RCF Lender	CITI Bank, N.A., LONDON BRANCH

SIGNED as a deed by	By its attonery
CITIBANK, N.A., LONDON
BRANCH, by its attorney

Joseph Turpin	/s/ Joseph Turpin

Director

In the presence of:

Witness’s Signature /s/ Elena Sartor

Name: Elena Sartor

Address: [***]

[***]

[***]

Administrative details:

Facility Office Address: 33 Canada Square, London, E14 SLB

Attention: Loans Processing Unit - CNBA

Email: [***]

[RCF Amendment Deed - Signature Page]

The New Swingline Lender		CITIBANK, N.A.
by its attorney
SIGNED as a deed by CITIBANK, N.A. by its attorney

Jose Lopes		/s/ Jose Lopes

In the presence of:

Witness’s Signature of /s/ Sahil Varma

Name:	Sahil Varma

Address:	[***]

[***]

[***]

Administrative details:

Facility Office Address: 388 Greenwich Street, New York New York, US 10013

Attention: Commercial Syndications, Loans, Operations

Email: [***]

[RCF Amendment Deed – Signature Page]